EXHIBIT 10.7(c)

AMENDMENT TO WAIVER AND CONSENT

THIS AMENDMENT (the “Amendment”) to the Waiver and Consent dated the 11th day of October, 2007, by and between Enable Capital Management, on its own behalf and on behalf of its affiliates, Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC (collectively, “Enable”), and Star Energy Corporation (“Star”) (the “Waiver and Consent”) is entered into between Enable and Star this 9th day of April, 2008.

WHEREAS, Enable has entered into that certain Securities Purchase Agreement dated as of February 9, 2007 (the “Purchase Agreement”), by and among Star Energy Corporation (“Star”) and certain purchasers referenced therein (each, a “Purchaser”, collectively, the “Purchasers”), such Purchasers being Enable and Wolverine Asset Management LLC., on its own behalf and on behalf of its affiliates, Wolverine Convertible Arbitrage Fund Trading Ltd. and GPC LX LLC (collectively, “Wolverine”) (each of Star, Wolverine and Enable may hereafter be referred to as a “Party”, collectively, the “Parties”);

WHEREAS, pursuant to the Purchase Agreement, the Parties entered into certain related documents, instruments, agreements and notes dated as of February 9, 2007, among them a Registration Rights Agreement, a Security Agreement, a Subsidiary Guarantee, a Warrant, and an 8% Secured Convertible Debenture (the “Debenture”) issued by Star to each of Wolverine and Enable (collectively, the “Convertible Debt Documents”);

WHEREAS, pursuant to the terms of the Registration Rights Agreement, Star was required to file a Registration Statement (as defined in the Registration Rights Agreement) by the earlier of April 15, 2007, or fifteen (15) calendar days following the date upon which Star filed its Form 10-KSB for the year ended December 31, 2006 (the “Filing Date”);

WHEREAS, such Registration Statement not having been filed, an Event (as defined in Section 2(b)(i) of the Registration Rights Agreement) was triggered, which Event entitled each Purchaser to a penalty payment in the amount of 1.5% of the principal amount to which such Purchaser is entitled until registration becomes effective;

WHEREAS, the Waiver and Consent contained a Drop Dead Date (as therein defined) by which Star was required to file the Registration Statement referenced above, failing which the penalty provisions referenced in the fourth recital thereto were to be reinstated, subject to a cap described in Section 1(d) of the Waiver and Consent, with such penalties continuing to accrue until the day upon which the Registration Statement is ultimately filed;

WHEREAS, Star having been unable to file the Registration Statement by the Drop Dead Date due to circumstances beyond its control. Star and Enable now wish to amend the relevant provisions of the Waiver and Consent as herein described.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

1. Star and Enable agree to amend clause (d) of Section 1 in its entirety to read as follows:

“(d) the waiver by Enable of any future late registration penalty payments that would otherwise apply, subject to Star’s undertaking to file the Registration Statement at the earliest possible date using its reasonable best efforts; provided, however, that the penalty provisions referenced hereto shall be reinstated should a court of competent jurisdiction determine that Star has failed to use its reasonable best efforts to file the Registration Statement as herein described. In such event, such penalties shall be capped at 10% per annum based upon the principal amount due to Enable under the Debenture, calculated on the basis of 360-day year consisting of twelve 30 calendar day periods, with the calculation of penalties payable on the outstanding principal balance commencing on the first day immediately following said determination and continuing to accrue until the day upon which the Registration Statement has been filed.”

2. Except as to matters set forth herein, the terms and conditions of all of the Convertible Debt Documents and the Waiver and Consent remain in full force and effect.

3. This Amendment is governed by the laws of the State of New York, notwithstanding its conflict of laws rules or any other principles that would trigger the application of any other law.

IN WITNESS WHEREOF, each of Enable and Star has caused this Amendment to be duly executed on the day and year first written above.

ENABLE CAPITAL MANAGEMENT

By:
Name:	Brendan O’Neil
Title:	President and Chief Investment Officer

STAR ENERGY CORPORATION

By:
Name:	Michael Kravchenko
Title:	Chief Financial Officer